EXHIBIT 25.2

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

Statement of Eligibility Under the Trust

Indenture Act of 1939 of a Corporation

Designated to Act as Trustee

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A

TRUSTEE PURSUANT TO SECTION 305(b)(2) __

_________________

THE BANK OF NEW YORK MELLON TRUST COMPANY,

NATIONAL ASSOCIATION

(Exact name of trustee as specified in its charter)

(Jurisdiction of incorporation of organization if not a U.S. national bank)	95-3571558 (I.R.S. Employer Identification Number)

400 South Hope Street, Suite 500 Los Angeles, CA (Address of principal executive offices)	90071 (Zip code)

Rhea L. Ricard, Legal Department

The Bank of New York Mellon Trust Company, National Association

400 South Hope Street, Suite 400

Los Angeles, California 90071

(213) 630-6476

(Name, address and telephone number of agent for service)

________________

BorgWarner, Inc.

(Exact name of obligor as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-3404508 (I.R.S. Employer Identification Number)

3850 Hamlin Road Auburn Hills, Michigan (Address of principal executive offices)	48326 (Zip code)

_________________________

Debt Securities

(Title of the indenture securities)

Item 1.	General Information.

Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency – United States
Department of the Treasury,	Washington, D.C. 20219

Federal Reserve Bank, San Francisco, California 94105

Federal Deposit Insurance Corporation, Washington, D.C. 20429

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

Item 2.	Affiliations with the obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

Pursuant to General Instruction B of Form T-1, no responses are included for Items 3-15 of this Form T-1 because the obligor is not in default as provided under Item 13 and the trustee is not a foreign trustee as provided under Item 15.

Item 16.	List of exhibits.

List below all exhibits filed as a part of this statement of eligibility.

Exhibits identified in parentheses below as being previously filed with the United States Securities and Exchange Commission are incorporated herein by reference as exhibits hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the "Act") and 17 C.F.R. 229.10(d).

1.	A copy of the articles of association of The Bank of New York Mellon Trust Company, National Association, as now in effect (Exhibit 1 to Form T-1 filed on September 8, 2008, in connection with Registration Statement No. 333-135006).

2.	A copy of the certificate of authority of the trustee to commence business (Exhibit 2 to Form T-1 filed on January 11, 2005, in connection with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed on September 8, 2008, in connection with Registration Statement No. 333-135006).

4.	A copy of the existing by-laws of the trustee (Exhibit 4 to Form T-1 filed on October 28, 2009, in connection with Registration Statement No. 333-162713).

5.	Not applicable.

6.	The consent of the trustee required by Section 321(b) of the Act.

7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

8.	Not applicable.

9.	Not applicable.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, The Bank of New York Mellon Trust Company, National Association, a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 16th day of February, 2017.

THE BANK OF NEW YORK MELLON TRUST COMPANY,

NATIONAL ASSOCIATION

By:	/s/ Lawrence M. Kusch
	Name:	Lawrence M. Kusch
	Title:	Vice President

EXHIBIT 6

The consent of the trustee required by Section 321 (b) of the Trust Indenture Act of 1939

February 16, 2017

United States

Securities and Exchange Commission

Washington, D.C. 20549

Ladies and Gentlemen:

In connection with the qualification of the Indenture between BorgWarner, Inc. and The Bank of New York Mellon Trust Company, National Association, as trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal, State, Territorial, or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

The Bank of New York Mellon Trust Company,
National Association

By:	/s/ Lawrence M. Kusch
Name:	Lawrence M. Kusch
Title:	Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

of 400 South Hope Street, Suite 500, Los Angeles, CA 90071

At the close of business December 31, 2016, published in accordance with Federal regulatory authority instructions.

Dollar amounts
in thousands

ASSETS

Cash and balances due from
depository institutions:
Noninterest-bearing balances
and currency and coin	1,645
Interest-bearing balances	278,360
Securities:
Held-to-maturity securities	0
Available-for-sale securities	719,638
Federal funds sold and securities
purchased under agreements to resell:
Federal funds sold	0
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, net of unearned income	0
LESS: Allowance for loan and lease losses	0
Loans and leases, net of unearned
income and allowance	0
Trading assets	0
Premises and fixed assets (including
capitalized leases)	11,405
Other real estate owned	0
Investments in unconsolidated
subsidiaries and associated
companies	0
Direct and indirect investments in real estate ventures	0
Intangible assets:
Goodwill	856,313
Other intangible assets	50,819
Other assets	187,830
Total assets	$2,106,010

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LIABILITIES

Deposits:
In domestic offices		616
Noninterest-bearing	616
Interest-bearing	0
Not applicable
Federal funds purchased and securities
sold under agreements to repurchase:
Federal funds purchased		0
Securities sold under agreements to repurchase		0
Trading liabilities		0
Other borrowed money:
(includes mortgage indebtedness
and obligations under capitalized
leases)		0
Not applicable
Not applicable
Subordinated notes and debentures		0
Other liabilities		292,769
Total liabilities		293,385
Not applicable

EQUITY CAPITAL

Perpetual preferred stock and related surplus		0
Common stock		1,000
Surplus (exclude all surplus related to preferred stock)		1,122,729
Not available
Retained earnings		690,002
Accumulated other comprehensive income		-1,106
Other equity capital components		0
Not available
Total bank equity capital		1,812,625
Noncontrolling (minority) interests in consolidated subsidiaries		0
Total equity capital		1,812,625
Total liabilities and equity capital		2,106,010

I, Matthew J. McNulty, CFO of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Matthew J. McNulty	)	CFO

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Antonio I. Portuondo, President	)
William D. Lindelof, Director	)	Directors (Trustees)
Alphonse J. Briand, Director	)

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